INVESTOR CONTACT:
                                                            Katie Scherping
                                             Tanning Technology Corporation
                                                 4600 South Syracuse Street
                                                                  Suite 300
                                                       Denver, CO 80237 USA
                                                          Tel: 303.220.9944

                                                         EDITORIAL CONTACT:
                                                              Mimi Flanders
                                             Tanning Technology Corporation
                                                               303.220.9944
                                                      mflanders@tanning.com


           TANNING TECHNOLOGY CORPORATION SIGNS MERGER AGREEMENT

Denver, Colorado - April 21, 2003 - Tanning Technology Corporation (Nasdaq:
TANN), a global IT systems integrator and solutions provider, today announced that it has entered into a definitive merger agreement pursuant to which Platinum Equity, LLC has agreed to acquire Tanning for $24,000,000 in cash. The transaction is subject to the approval of Tanning stockholders and other customary closing conditions, and is expected to close within 60-90 days. Based on the number of shares of Tanning common stock outstanding on April 18th, Tanning stockholders will receive consideration of approximately $1.15 per share in the merger, a 39 percent premium over the stock's most recent closing price.

When the transaction is completed, the company will be wholly owned by Platinum Equity, LLC, a privately held global investment firm that specializes in the acquisition and strategic operation of mission-critical technology companies.

Stockholders owning or controlling a total of 8,784,813 shares of Tanning common stock, representing approximately 42.2% of all outstanding shares, have agreed to vote in favor of the merger.

Larry Tanning, founder and Chairman of the Board of Directors of Tanning, said, "We are pleased to have reached this deal with Platinum. With this transaction, we provide attractive value to our shareholders, together with continuity and expanded opportunities for our employees and customers."

ABOUT TANNING TECHNOLOGY CORPORATION

Tanning Technology Corporation is an information technology solutions provider that develops, deploys and optimizes IT systems that reduce cost, improve performance and drive competitive advantage for leading companies worldwide. Our focus is on mission-critical business systems that are engineered to integrate, perform and scale, reliably and predictably. Tanning's years of experience in pushing system performance limits has resulted in a unique family of Powering Performance(TM) solutions that are at the core of everything we do. Our solutions are focused on industries in which mission-critical high-performance IT systems provide competitive advantage, including financial services, logistics, travel and transportation, insurance and healthcare. More information about Tanning can be found at www.tanning.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This press release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements relating to the Company's forecasts, estimates, expectations, beliefs, hopes, intentions, prospects and strategies. These forward-looking statements include statements related to demonstrate compliance with the $1.00 bid price, and the possibility of transferring our common stock listing to the Nasdaq SmallCap Market if we fail to comply with the bid price requirement by June 4. Forward-looking statements are subject to various risks and uncertainties, many of which are beyond the control of the Company. Actual results could differ materially from the forward-looking statements and the Company's forecasts, estimates and expectations as a result of, among other things, variations in demand for information technology services and in economic conditions generally, the Company's ability to attract business from new clients, and maintain and expand business from its existing clients, the Company's dependence on its principal clients, the ability of clients to terminate projects before completion, difficulties in estimating the time and resources necessary for project engagements and in continuing to perform challenging, time-sensitive and critical projects in a manner that satisfies the Company's clients, potential collection risks arising from clients with uncertain financial condition or otherwise facing budget pressures, the intensely competitive nature of the business areas in which the Company functions, difficulties in controlling costs in the face of uncertain and changing revenues, difficulties associated with international operations, potential difficulties in managing growth, controlling costs, recruiting and retaining technical and management professionals and key employees, difficulties in responding to changing technology, industry standards and client preferences, difficulties associated with potential acquisitions and investments, and the other factors set forth in the Company's prospectus dated July 22, 1999, its quarterly reports on Form 10-Q, and its annual reports on Form 10-K, each as filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


Tanning, the Tanning logo, "Powering Performance," "Proof of Integration," "Performance Test Engineering," "Performance Operations Engineering," and "Performance Engineered Life Cycle" are trademarks of Tanning Technology
Corporation. All other trademarks are the property of their respective owners.